FORM NO. 7a

Registration No. 34296

BERMUDA

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Ship Finance International Limited

was delivered to the Registrar of Companies on the **30th** day of **September 2016** in accordance with section 45(3) of *the Companies Act 1981* ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this 10th day of November 2016

Maria Boodram
Assistant Registrar of Companies

Capital prior to increase:	US$ 935,045.75
Amount of increase:	US$ 564,954.25
Present Capital:	US$ 1,500,000.00